EXHIBIT 10.2
Seventeenth Amendment
Dated as of March 19, 2007
to
Receivables Sale Agreement
Dated as of October 1, 1999
     This Seventeenth Amendment (the “Amendment”), dated as of March 19, 2007, is entered into among Ametek Receivables Corp. (the “Seller”), Ametek, Inc. (the “Initial Collection Agent”), Amsterdam Funding Corporation, a Delaware corporation (“Amsterdam”), ABN AMRO Bank N.V., as Amsterdam’s program letter of credit provider (the “Enhancer”), the Liquidity Provider listed on the signature page hereof (the “Liquidity Provider” ) and ABN AMRO Bank N.V., as agent for Amsterdam, the Enhancer and the Liquidity Provider (the “Agent”).
Witnesseth:
     Whereas, the Seller, Initial Collection Agent, Amsterdam, Enhancer, Liquidity Provider and Agent have heretofore executed and delivered a Receivables Sale Agreement, dated as of October 1, 1999 (as amended, supplemented or otherwise modified through the date hereof, the “Sale Agreement”),
     Whereas, the parties hereto desire to amend the Sale Agreement as provided herein;
     Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree that the Sale Agreement shall be and is hereby amended as follows:
     Section 1. Upon execution by the parties hereto in the space provided for that purpose below, the Sale Agreement shall be, and it hereby is, amended as follows:
     (a) The date “March 19, 2007” appearing in clause (d) of the defined term “Liquidity Termination Date” appearing in Schedule I of the Sale Agreement is deleted and replaced with the date “May 18, 2007.”
     (b) The date “March 19, 2007” appearing in clause (c)(ii) of the defined term “Termination Date” appearing in Schedule I of the Sale Agreement is deleted and replaced with the date “May 18, 2007.”
     Section 2. To induce the Agent and the Purchasers to enter into this Amendment, the Seller and Initial Collection Agent represent and warrant to the Agent and the Purchasers that: (a) the representations and warranties contained in the Transaction Documents, are true and correct in all material respects as of the date hereof with the same effect as though made on the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); (b) no Potential Termination Event exists; (c) this Amendment has been duly authorized by all necessary corporate proceedings and duly executed and delivered by each of the Seller and the Initial Collection Agent, and the Sale Agreement, as amended by this Amendment, and each of the other Transaction Documents are the legal, valid and binding obligations of the Seller and the Initial Collection Agent, enforceable against the Seller and the Initial Collection Agent in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity; and (d) no consent, approval, authorization, order, registration or qualification with any governmental authority is required for, and in the absence of which would adversely effect, the legal and valid execution and delivery or performance by the Seller or the Initial Collection Agent of this Amendment or the performance by the Seller or the Initial Collection Agent of the Sale Agreement, as amended by this Amendment, or any other Transaction Document to which they are a party.
     Section 3. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.
     Section 4. The Seller agrees to pay on demand all reasonable out-of-pocket costs and expenses of and incurred by the Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the legal fees of Chapman and Cutler LLP in the aggregate amount of $7,215.30 (which include fees and expenses for previous services rendered in connection with this transaction in the amount of $5,695.75).
     Section 5. Except as specifically provided above, the Sale Agreement and the other Transaction Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution, delivery, and effectiveness of this Amendment shall not operate as a waiver of any right, power, or remedy of any Agent or any Purchaser under the Sale Agreement or any of the other Transaction Documents, nor constitute a waiver or modification of any provision of any of the other Transaction Documents. All defined terms used herein and not defined herein shall have the same meaning herein as in the Sale Agreement. The Seller agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel) of or incurred by the Agent and each Purchaser Agent in connection with the negotiation, preparation, execution and delivery of this Amendment.
     Section 6. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and be governed by the law of the State of New York.

     In Witness Whereof, the parties have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

ABN AMRO Bank N.V., as the Agent, as the
Liquidity Provider and as the Enhancer

By:		/s/ Kristina Neville

Kristina Neville
	Title:	Vice President

By:		/s/ Bernard Koh

Bernard Koh
	Title:	Director

Amsterdam Funding Corporation

By:		/s/ Frank B. Bilotta

Frank B. Bilotta
	Title:	President

Ametek Receivables Corp.

By:		/s/ John J. Molinelli

John J. Molinelli
	Title:	EVP & CFO

Ametek, Inc.

By:		/s/ John J. Molinelli

John J. Molinelli
	Title:	EVP & CFO